                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Springs Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

SPRINGS LOGO

                                               March 6, 1998

To Our Shareholders:

     On behalf of your Company's Board of Directors, we extend to you an invitation to attend the Annual Shareholders' Meeting to be held at the Baxter-Hood Center at York Technical College, Rock Hill, South Carolina, on Monday, April 20, 1998. Directions are provided by the map on the reverse side of this statement.

     The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented. These matters include the election of Directors and ratification of the appointment of the Company's auditors.

     A copy of the 1997 Annual Report is included with this mailing.

     REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, WE URGE THAT YOU PARTICIPATE BY COMPLETING AND RETURNING YOUR PROXY AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED.

/s/ Walter Y. Elisha               /s/ Crandall C. Bowles

Walter Y. Elisha                             Crandall C. Bowles
Chairman of the Board                        President and Chief Executive Officer

                            Springs Industries, Inc.
            205 North White Street, Fort Mill, South Carolina 29715

SPRINGS INDUSTRIES, INC.

205 North White Street
Fort Mill, South Carolina 29715

       ------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
       ------------------------------------------------------------------

TIME........................   9:30 a.m. E.D.T. on Monday, April 20, 1998.

PLACE.......................   The Baxter-Hood Center at York Technical College
                               Rock Hill, South Carolina.

ITEMS OF BUSINESS...........   (1) To elect a Board of eleven Directors.

                               (2) To vote upon a resolution ratifying the
                                   appointment of Deloitte & Touche LLP as
                                   independent public accountants for the
                                   Company and its subsidiaries for fiscal year
                                   1998.

                               (3) To transact such other business as may
                                   properly come before the Meeting and any adjournment thereof.

RECORD DATE.................   Holders of Class A Common Stock and Class B
                               Common Stock of record at the close of business, March 2, 1998, are entitled to vote at the Meeting.

ANNUAL REPORT...............   The Annual Report of the Company for 1997, which
                               is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING................   It is important that your shares be represented
                               and voted at the Meeting. Please MARK, SIGN, DATE, AND RETURN PROMPTLY the enclosed proxy card in the envelope furnished for that purpose. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Meeting.

                                           By order of the Board of Directors,

                                           C. POWERS DORSETT
                                           Senior Vice President -- General
                                           Counsel & Secretary

March 6, 1998

                                PROXY STATEMENT

                                 MARCH 6, 1998

PROXY SOLICITATION AND
GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of Springs Industries, Inc., (the Company) for use at the Annual Meeting of Shareholders (the Meeting) to be held on April 20, 1998, and at any adjournment thereof, at which shareholders of record at the close of business on March 2, 1998, shall be entitled to vote. This proxy statement and the proxy card are being mailed to shareholders on or about March 6, 1998.

     On the record date, 12,235,826 shares of Class A Common Stock and 7,270,921 shares of Class B Common Stock were outstanding (collectively referred to as Common Stock). The Class A Common Stock, which is entitled to one vote per share, and the Class B Common Stock, which is entitled to four votes per share, shall be voted together as a single class upon the items scheduled to come before the Meeting.

     In certain situations not expected to come before the Meeting, each class of Common Stock votes as a separate class. These situations include proposals to amend the Company's Articles of Incorporation that would change the number of authorized shares of Class A or Class B Common Stock, change the par value of either class, adversely alter or change powers, preferences or special rights of either class, or require class voting under South Carolina law. Also, in the case of certain business combinations involving the Company and persons or entities controlling or under common control with the Company, holders of Class B Common Stock would be entitled to cast only one vote per share.

     Solicitation of proxies other than by mail may be made by telephone, telegraph, or personal interview by officers and employees of the Company who will not be additionally compensated. The Company has engaged Corporate Investor Communications, Inc., (CIC) to make arrangements with brokers, nominees, fiduciaries, and other custodians for distribution of proxy materials to their principals and to solicit return of proxies from these institutions. The Company will reimburse these institutions for their expenses in accordance with the rules of the New York Stock Exchange (NYSE) and will pay CIC a fee of $4,500 plus reimbursement of reasonable expenses for its services. The cost of soliciting proxies for the Meeting will be borne by the Company.

     If a shareholder directs that a proxy be voted in a specific manner or specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specifications are made, shares represented by each proxy will be voted FOR the nominees for directors and FOR ratification of the appointment of Deloitte & Touche LLP. If any other matters or business should properly come before the Meeting (or any adjournment), the person or persons acting under the proxy will vote in accordance with his or their judgment. The Company is not aware of any other matters or business to be presented to the Meeting.

     Shareholders are reminded that they may, if qualified, present resolutions which, if proper for inclusion in next year's proxy statement, may be considered at the 1999 Annual Meeting. Any shareholder proposals so submitted must be received by the Company by November 6, 1998.

     Under South Carolina law and the Company's Articles of Incorporation, a quorum is required to conduct business at the Meeting. A quorum is the presence, in person or by proxy, of a majority of the votes entitled to be cast at the meeting. Abstentions, votes withheld from director nominees, and broker non-votes are counted for purposes of determining a quorum. If a quorum is present, the eleven nominees receiving the highest number of votes will be elected directors, and any other matter being voted on at the meeting will be approved if a majority of the votes cast by shareholders are voted in favor of approving or adopting such matter. Abstentions and broker non-votes are disregarded in tabulating voting results.

     It is important that your shares be represented at the Meeting. Therefore, please mark, sign, date, and return the enclosed proxy card promptly to ensure your shares will be voted. Your proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by voting in person at the Meeting.

DIRECTORS, NOMINEES, AND ELECTION OF DIRECTORS

     Pursuant to the Company's bylaws, the Board has established the number of directors of the Company to be eleven as of the date of the Meeting. Each of the eleven nominees named below was elected as a director of the Company at last year's Annual Meeting. Each person has been nominated for election as a director to hold office until the next Annual Meeting of Shareholders and until a successor is duly elected and qualified.

     Mr. Walter Y. Elisha, who served as Chief Executive Officer of the Company from April 1981 through December 1997 and who has served as Chairman from October 1983 to the present, will retire from the Board and the Company in April 1998. The Board wishes to acknowledge its recognition of the outstanding leadership provided by Mr. Elisha.

     Shares represented by the enclosed proxy will be voted FOR the election of the nominees unless authority is withheld for all or any of the nominees. Although the Board of Directors does not contemplate that any of the eleven nominees named will be unavailable for election, if a vacancy should occur, the proxy will be voted for such substitute nominee or nominees as the Board of Directors may recommend, or the Board of Directors may reduce the size of the Board.

     Cumulative voting is permitted in the election of directors whereby each shareholder is entitled to cast the number of votes equal to (i) the number of votes to which his shares are entitled multiplied by (ii) the number of directors to be elected. A shareholder may give one nominee all of such votes or may distribute such votes among the nominees to be elected in such manner as he may desire.

     The following information is submitted respecting the nominees for election:

---------------------     JOHN F. AKERS, AGE 63, RETIRED CHAIRMAN AND CHIEF EXECUTIVE
                          OFFICER OF INTERNATIONAL BUSINESS MACHINES CORPORATION. Mr.
---------------------     Akers served as chairman and chief executive officer of IBM from 1986 until his retirement in May 1993. A director of
                          the Company since December 1993, Mr. Akers is also a
                          director of Hallmark Cards, Inc., Lehman Brothers Holdings,
                          Inc. (New York), The New York Times Company, PepsiCo., Inc.,
                          and W. R. Grace & Co., and a member of the U.S. Advisory
                          Board of Zurich Insurance Company.


---------------------     CRANDALL C. BOWLES, AGE 50, PRESIDENT AND CHIEF EXECUTIVE
                          OFFICER OF THE COMPANY. Mrs. Bowles served as executive vice
---------------------     president of the Company from April 1992 until January 1997, when she became president and chief operating officer. She served in these positions until January 1, 1998, when she
                          became chief executive officer. A director of the Company
                          since 1978, Mrs. Bowles served as president of The Springs
                          Company from 1982 to April 1992. The Springs Company is
                          owned by Mrs. Bowles and members of her family and provides management services to certain of its affiliates.

---------------------     JOHN L. CLENDENIN, AGE 63, CHAIRMAN EMERITUS OF BELLSOUTH
                          CORPORATION. Mr. Clendenin served as chairman and chief
---------------------     executive officer of BellSouth from 1984 until December 1996 and as chairman through December 1997. A director of Springs since 1990, Mr. Clendenin is also a director of Coca-Cola
                          Enterprises Inc., Equifax Inc., Home Depot Inc., The Kroger
                          Company, National Service Industries, Inc., RJR Nabisco,
                          Inc., and Wachovia Corporation.

---------------------     LEROY S. CLOSE, AGE 47, PRESIDENT AND CHIEF EXECUTIVE
                          OFFICER OF SANDLAPPER FABRICS, INC., A PRINTER AND CONVERTER
---------------------     OF TEXTILE FABRICS, SINCE 1986. A director of the Company
                          since 1991, Mr. Close was a vice president in the Company's former Apparel Fabrics Division from 1983 to 1986. Mr. Close is a brother of Mrs. Bowles.

---------------------     CHARLES W. COKER, AGE 64, CHAIRMAN, CHIEF EXECUTIVE OFFICER
                          AND A DIRECTOR OF SONOCO PRODUCTS COMPANY (INDUSTRIAL AND
---------------------     CONSUMER PACKAGING). A director of Springs since 1977, Mr.
                          Coker has served as chairman and chief executive officer of
                          Sonoco since 1990. Mr. Coker is also a director of Carolina
                          Power & Light Company, NationsBank, N.A., and Sara Lee
                          Corporation.


---------------------     JOHN H. MCARTHUR, AGE 63, DEAN OF THE FACULTY, HARVARD
                          UNIVERSITY GRADUATE SCHOOL OF BUSINESS, FROM 1980 UNTIL HIS
---------------------     RETIREMENT IN 1995. A director of the Company since 1989,
                          Dr. McArthur is also a director of AES Corporation, BCE
                          Inc., Cabot Corporation, Glaxo Wellcome plc, Rohm and Haas
                          Company, and The Vincam Group, Inc.

---------------------     ALDO PAPONE, AGE 65, SENIOR ADVISOR, AMERICAN EXPRESS
                          COMPANY, 1991 TO PRESENT. A director of Springs since April
---------------------     1993, Mr. Papone served as chairman and chief executive
                          officer from 1989 to 1990, and as president and chief
                          operating officer from 1985 to 1989, of American Express
                          Travel Related Services Company, Inc. Mr. Papone is also a director of American Express Company, Guess ?, Inc.,
                          Hyperion Software Corp., and The Body Shop International
                          plc.

---------------------     DONALD S. PERKINS, AGE 70, FORMER CHAIRMAN OF JEWEL
                          COMPANIES, INC. A director of the Company since October
---------------------     1995, Mr. Perkins previously served as a director of the
                          Company from 1984 to January 1995. He was Chairman of Kmart
                          Corporation from January 1995 to June 1995. Mr. Perkins is also a director of Aon Corporation, Cummins Engine Company,
                          Inc., Current Assets LLC, LaSalle Street Fund, LaSalle U.S.
                          Realty Income & Growth Fund, Lucent Technologies Inc., The
                          Putnam Funds, Ryerson Tull, Inc., and Time Warner, Inc.

---------------------     ROBIN B. SMITH, AGE 58, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          OF PUBLISHERS CLEARING HOUSE. Ms. Smith served as president
---------------------     of Publishers Clearing House from 1981 to August 1996, when she was elected Chairman, and has served as its chief
                          executive officer since 1988. Ms. Smith has served as a
                          director of Springs since 1993 and is also a director of
                          BellSouth Corporation, Kmart Corporation, Omnicom Group,
                          Inc., Texaco, Inc., and two clusters of mutual funds
                          administered by Prudential Investments Mutual Fund
                          Management LLC.


---------------------     SHERWOOD H. SMITH, JR., AGE 63, CHAIRMAN AND A DIRECTOR OF
                          CAROLINA POWER & LIGHT COMPANY SINCE 1980. Mr. Smith served
---------------------     as chief executive officer of Carolina Power & Light from
                          September 1979 until October 1996 and as president from 1976 to 1992. A director of Springs since 1991, Mr. Smith is also a director of Wachovia Corporation and Northern Telecom,
                          Ltd., and a trustee of Northwestern Mutual Life Insurance
                          Company.

---------------------     STEWART TURLEY, AGE 63, DIRECTOR AND RETIRED CHAIRMAN OF
                          ECKERD CORPORATION (RETAIL DRUG STORES). Mr. Turley has
---------------------     served as a director of Eckerd Corporation since 1971. He
                          served as its chief executive officer from 1974 to February
                          1996, as chairman from 1975 until February 1997, and as
                          president from 1974 to 1993. A director of Springs since
                          1984, Mr. Turley is also a director of Sprint Corp.

INFORMATION REGARDING THE BOARD OF DIRECTORS

     During 1997, the Company's Board of Directors held seven meetings. To assist in the discharge of its responsibilities, the Board has established five committees. All directors attended at least 75 percent of the total number of meetings of the Board and committees of the Board on which they serve except Mr. Akers, who because of unavoidable conflicts was unable to attend four of fifteen meetings. Except for the Audit Committee, these committees do not meet on a regular basis but only as circumstances require. The Audit Committee(1) which is responsible for review of the integrity of the Company's financial reporting, review of its internal controls and recommendation of independent auditors, met three times during 1997. The Management Compensation and Organization Committee(2) met five times. This Committee recommends to the full Board the base salary of the Chief Executive Officer and the President and has responsibility for approval of compensation arrangements for key executives, approval of executive compensation plans, ensuring management continuity and succession, and for recommending a successor to the Chief Executive Officer in the event of a vacancy. The Executive Committee(3), which is authorized to discharge certain responsibilities of the Board between Board meetings, did not meet in 1997. During 1997, the Finance Committee(4), which is responsible for review of the Company's financial policies and planning, review of methods of financing and recommendations with respect to acquisitions and divestitures, and which has certain fiduciary responsibilities under benefit plans, met two times. The Springs of Achievement Committee(5) met once in 1997 and is responsible for monitoring the Company's "Springs of Achievement" activities, ensuring that the values of "Springs of Achievement" are being internalized and sustained, and for recommending new "Springs of Achievement" initiatives to the Board of Directors. All of the outside directors function as a committee to nominate candidates for Board membership. The outside directors will consider any recommendations made in writing by shareholders respecting possible candidates for the Board of Directors. Such recommendations should be directed to the Secretary of the Company.

---------------

(1) Consisting of Messrs. Clendenin (chairman), Akers, Coker, and Smith and Ms. Smith.

(2) Consisting of Messrs. Coker (chairman), Akers, Clendenin, and Smith, and Ms. Smith.

(3) Consisting of Mr. Elisha (chairman), Mrs. Bowles and Messrs. Coker, McArthur, and Turley.

(4) Consisting of Messrs. McArthur (chairman), Close, Papone, Perkins, and
Turley.

(5) Consisting of Messrs. Turley (chairman), Close, McArthur, Papone, and
Perkins.

EXECUTIVE OFFICER COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth a summary of compensation for the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION(1)                 LONG-TERM COMPENSATION
                                           --------------------------------    ---------------------------------------
                                                                                        AWARDS
                                                                     OTHER     -------------------------    LONG-TERM      ALL
                                                                    ANNUAL     RESTRICTED                   INCENTIVE     OTHER
NAME            PRINCIPAL POSITION   YEAR   SALARY      BONUS        COMP       STOCK(2)    OPTIONS/SARS     PAYOUTS     COMP(3)
----            ------------------   ----   ------      -----       ------     ----------   ------------    ---------    -------
Elisha, W.Y.    Chairman of the      1997  $693,756   $1,030,000(5) $65,935(6)     0           35,000       $      0     $29,278
                  Board and Chief    1996   667,506      525,000     60,800(6)     0                0        171,617      27,189
                  Executive          1995   637,503      412,000          0        0           69,000        234,580      24,699
                Officer(4)
Bowles, C.C.    President and        1997   373,751      150,000          0        0           25,000              0      47,184
                  Chief Operating    1996   260,004       70,000          0        0                0         34,306      39,706
                  Officer(4)         1995   243,756       74,000          0        0           37,500         43,516      42,384
Kelbley, S.P.   Executive Vice       1997   314,086      125,000          0        0           15,000              0      54,058
                  President          1996   290,004      175,000          0        0                0         41,967      52,263
                                     1995   286,254      150,000          0        0           32,500         59,835      53,607
Moser, R.W.     Executive Vice       1997   283,254       70,000          0        0           15,000              0      55,339
                  President          1996   275,502       68,000          0        0                0         39,696      49,882
                                     1995   267,501       71,000          0        0           32,500         53,308      48,451
O'Connor, T.P.  Executive Vice       1997   283,257      100,000          0        0           15,000              0      45,858
                  President          1996   275,004       75,000          0        0                0         39,696      45,221
                                     1995   267,501       82,000          0        0           32,500         53,308      48,451

---------------

(1) Includes amounts earned in fiscal year, regardless of whether deferred.

(2) Aggregate holdings and value of restricted stock and share units at the end of the Company's last completed fiscal year for the named executive officers are as follows based on the Class A Common Stock closing price of $52.5625 at January 2, 1998 (the last trading day prior to the Company's fiscal year end): Mr. Elisha held 25,449 shares of restricted Class B Common Stock valued at $1,337,663, and 3,932 shares of deferred stock valued at $206,676 which vest December 30, 1998; Mrs. Bowles held 393 shares of deferred stock valued at $20,657 which vest December 30, 1998; Mr. Kelbley held 481 shares of deferred stock valued at $25,283 which vest December 30, 1998; Mr. Moser held 455 shares of deferred stock valued at $23,916 which vest December 30, 1998; and Mr. O'Connor held 455 shares of deferred stock valued at $23,916 which vest December 30, 1998. At the same time and rate as dividends are paid to shareholders of unrestricted Class A and Class B common stock, as applicable, dividends are paid on the restricted stock and amounts equivalent to dividends are paid on the deferred stock.

(3) Includes company contributions to the Springs of Achievement Partnership Plan, which is a tax qualified profit sharing and savings plan in which a majority of the Company's associates participate. Amounts credited for 1997 are as follows:

                                           SAVINGS            PROFIT SHARING
                                            FUND              RETIREMENT FUND
                                           -------            ---------------
Mr. Elisha...........................      $3,200                 $7,986
Mrs. Bowles..........................       3,200                  7,986
Mr. Kelbley..........................       3,200                  7,986
Mr. Moser............................       3,200                  7,986
Mr. O'Connor.........................       3,200                  7,986

     Also included are credits to a contingent compensation plan. In this plan, amounts credited to the participant's account are contingent upon continued employment with the Company and vest at a rate of 10 percent per year until termination of employment. A participant's entire account is fully vested upon retirement on or after age 65, death, or total disability. The account balance may be adjusted each year by an adjustment factor selected by the Board's Management Compensation and Organization Committee. Amounts credited for 1997 are as follows:

Mr. Elisha...............................................        $     0
Mrs. Bowles..............................................         15,000
Mr. Kelbley..............................................         20,000
Mr. Moser................................................         30,000
Mr. O'Connor.............................................         20,000

     Also included are credits to an excess benefit plan and a deferred compensation plan, which provide for credits equivalent to contributions under the Springs of Achievement Partnership Plan for deferred compensation and compensation in excess of limitations provided under the Internal Revenue Code. Amounts credited for 1997 are as follows:

Mr. Elisha..................................................  $18,092
Mrs. Bowles.................................................   20,998
Mr. Kelbley.................................................   22,872
Mr. Moser...................................................   14,153
Mr. O'Connor................................................   14,672

(4) Mrs. Bowles was elected chief executive officer effective January 1, 1998, and Mr. Elisha continued as chairman of the board.

(5) Of this amount, $550,000 represents Mr. Elisha's bonus under the Company's Achievement Incentive Plan, and $480,000 represents a supplement to his bonus which is discussed on page 14 under the caption "CEO Compensation."

(6) This amount represents Company-provided transportation, the value of which is taxable compensation in accordance with federal income tax regulations.

OPTION TABLES

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS(1)
                                 -------------------------------                                  GRANT DATE
                                  NUMBER OF        % OF TOTAL                                      VALUE(3)
                                  SECURITIES      OPTIONS/SARS                                    ----------
                                  UNDERLYING       GRANTED TO       EXERCISE OR                   GRANT DATE
                                 OPTIONS/SARS     EMPLOYEES IN      BASE PRICE      EXPIRATION     PRESENT
NAME                              GRANTED(#)     FISCAL YEAR(2)       ($/SH)           DATE        VALUE $
----                             ------------    ---------------    -----------     ----------    ----------
W.Y. Elisha....................     35,000            14.0%           $44.00        02/20/2007     $374,500
C.C. Bowles....................     25,000            10.0             44.00        02/20/2007      267,500
S.P. Kelbley...................     15,000             6.0             44.00        02/20/2007      160,500
R.W. Moser.....................     15,000             6.0             44.00        02/20/2007      160,500
T.P. O'Connor..................     15,000             6.0             44.00        02/20/2007      160,500

---------------

(1) All of the options were nonqualified options, were granted at the market value on the date of grant, and have a term of ten years. The options generally become exercisable on the third anniversary of the date of grant.

(2) Based on options for 250,000 shares granted during 1997.

(3) The estimated grant date present values reflected in the above table are determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the values of the options include the following:

     - An exercise price on the options of $44.00, equal to the fair market value of the underlying stock on the date of grant.

     - An option term of 10 years.

     - An interest rate of 6.42% that represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term.

     - Volatility of 23.889% calculated using daily stock prices for the one-year period prior to the grant date.

     - Dividends at the rate of $1.32 per share representing the annualized dividends paid with respect to a share of Class A Common Stock at the date of grant.

     - Reductions of approximately 11.53% to reflect the probability of forfeiture due to termination of employment prior to vesting, and approximately 10.53% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

     The ultimate values of the options will depend on the future market price of the Company's stock which cannot be forecasted with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Class A Common Stock over the exercise price on the date the option is exercised.

     The following table provides information about options and incremental stock equivalents, which are similar to freestanding stock appreciation rights, held by the named executive officers.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL-YEAR-END OPTION/SAR VALUES

                                                                                                VALUE OF
                                                              NUMBER OF                       UNEXERCISED,
                                                         UNEXERCISED OPTIONS/                 IN-THE-MONEY
                              SHARES                           SARS AT                      OPTIONS/SARS AT
                             ACQUIRED                      FISCAL YEAR END                 FISCAL YEAR END(1)
                                ON        VALUE      ----------------------------     ----------------------------
           NAME              EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
           ----              --------    --------    -----------    -------------     -----------    -------------
Elisha, W.Y................     0           0           7,500          385,500(2)      $ 76,494       $9,845,116
Bowles, C.C................     0           0           3,000           65,500           30,598          678,116
Kelbley, S.P ..............     0           0          27,000           56,500          596,098          680,429
Moser, R.W.................     0           0          27,000           56,500          596,098          680,429
O'Connor, T.P..............     0           0          27,000           56,500          596,098          680,429

---------------

(1) Value is based on the difference between the closing market price of the underlying Class A Common Stock at January 2, 1998 ($52.5625) and the exercise or base price.

(2) Includes 274,000 incremental stock equivalents granted under the Company's Deferred Unit Stock Plan and stock options for 111,500 shares of Class A Common Stock.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The following table provides information about awards of performance units under the Company's Incentive Stock Plan to the named executive officers.

               LONG-TERM INCENTIVE PLANS -- AWARDS IN FISCAL YEAR

                                                                PERFORMANCE        ESTIMATED FUTURE PAYOUTS
                                                                 OR OTHER         UNDER NON-STOCK PRICE-BASED
                                              NUMBER OF        PERIOD UNTIL                PLANS (2)
                                            SHARES, UNITS,      MATURATION     ---------------------------------
NAME                                      OR OTHER RIGHTS(1)     OR PAYOUT     THRESHOLD    TARGET     MAXIMUM
----                                      ------------------   -------------   ---------   --------   ----------
Elisha, W.Y.............................        11,799            3 Years      $186,056    $620,185   $1,240,370
Bowles, C.C.............................         4,306            3 Years        67,900     226,334      452,668
Kelbley, S.P ...........................         2,894            3 Years        45,635     152,116      304,232
Moser, R.W..............................         2,581            3 Years        40,699     135,664      271,328
O'Connor, T.P...........................         2,572            3 Years        40,557     135,191      270,382

---------------

(1) The number of performance units stated in the table is based on achievement of target. The number of performance units earned is based on total shareholder return over a three-year performance cycle as compared to the Standard & Poor's 500. Achievement at the 30th percentile of these companies will result in payment of the threshold amount. The number increases proportionately up to a maximum award at the 90th percentile. No payment is made if achievement is less than the 30th percentile.

(2) The value of units earned is based on the fair market value of the Company's Class A Common Stock at the last day of the performance period, which is January 1, 2000, or, if greater, at the first day of the performance period, which is December 29, 1996. The amount of estimated future payout is based on the Class A Common Stock closing price at January 2, 1998, of $52.5625.

RETIREMENT PLANS

     The Company's Senior Executive Supplemental Retirement Plan provides for target retirement benefits and a death benefit after retirement to Mr. Elisha, who is the only active participant in the Plan. The annual target benefit is equal to a percentage of the participant's final average compensation at given ages and years of service. The maximum benefit is earned at 20 years of service. The benefit is offset by amounts payable under the profit-sharing fund of the Company's Springs of Achievement Partnership Plan, by one-half of the participant's Primary Social Security benefit, and by certain credits to deferred compensation plan accounts. The benefits payable under this plan are payable for the life of the participant with a 50% survivor's benefit being payable for the life of a survivor's spouse. The estimated years of service for Mr. Elisha are eighteen; however, pursuant to terms of the Plan, the Management Compensation and Organization Committee has determined that Mr. Elisha's target retirement benefit shall equal 50% of his final average compensation. The following table provides target benefits at age 65 for various levels of final average compensation and years of service:

                               PENSION PLAN TABLE

                          YEARS OF SERVICE
 FINAL AVERAGE    --------------------------------
COMPENSATION(1)      10         15      20 OR MORE
---------------   --------------------------------
  $  800,000      $360,000   $380,000   $  400,000
   1,000,000       450,000    475,000      500,000
   1,200,000       540,000    570,000      600,000

---------------

(1) Final average compensation means the average of salary and bonus paid or earned for the five years of the last ten years of employment that provide the highest average but does not include a certain portion of Mr. Elisha's bonus for 1997.

     In 1996 the Board of Directors adopted a Supplemental Executive Retirement Income Plan for certain executives who are designated as participants by the Management Compensation and Organization Committee. Target benefit amounts payable under the Plan are reduced by social security benefits and by the equivalent value of (i) profit-sharing and Company matching benefits payable under the Company's Springs of Achievement Partnership Plan and Deferred Compensation Plan, (ii) benefits under the Company's Excess Benefit Plan and Contingent Compensation Plan, and (iii) certain deferred compensation attributable to a defined benefit plan previously maintained by the Company. The years of credited service as of January 1, 1998, for the named executive officers who participate in this Plan are as follows: Mrs. Bowles, six years; Mr. Kelbley, six years; Mr. Moser, thirty-six years; and Mr. O'Connor, twenty-nine years. The following table sets forth target benefit amounts payable at age 65 for various levels of final average compensation and years of service:

                               PENSION PLAN TABLE

                              YEARS OF SERVICE
 FINAL AVERAGE    -----------------------------------------
COMPENSATION(1)      10         15         20         25
---------------   -----------------------------------------
   $250,000       $ 60,000   $ 90,000   $120,000   $150,000
    300,000         72,000    108,000    144,000    180,000
    400,000         96,000    144,000    192,000    240,000
    450,000        108,000    162,000    216,000    270,000
    500,000        120,000    180,000    240,000    300,000
    600,000        144,000    216,000    288,000    360,000

---------------

(1) Final average compensation means the average of salary and bonus paid or earned for the five years of the last ten years of employment that provide the highest average.

MANAGEMENT COMPENSATION AND ORGANIZATION COMMITTEE REPORT

     This report describes the compensation policies of the Management Compensation and Organization Committee (the Compensation Committee) applicable to the executive officers of the Company named in the Summary Compensation Table, including the specific relationship of corporate performance to compensation of executive officers for 1997. The report also discusses the 1997 compensation of Mr. Elisha, the Chairman of the Board and, until January 1, 1998, the Company's Chief Executive Officer, and the compensation of Mrs. Bowles who became Chief Executive Officer on January 1, 1998.

Compensation Philosophy

     The Company's executive compensation program is linked to corporate performance and return to shareholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to appreciation in the Company's stock price. To allow monitoring of the strategy, a benchmark of median compensation levels for median performance is used. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and shareholder interests through equity based plans, and to provide a compensation program that recognizes individual contributions as well as overall business results.

Management Compensation and Organization Committee

     The Compensation Committee is composed of five non-employee directors and is responsible for approval of compensation arrangements for key executives and executive compensation plans. The Compensation Committee reviews base salary recommendations from the chief executive officer for key executives other than the chief executive officer. Mrs. Bowles' and Mr. Elisha's base salaries were approved by the board of directors upon recommendation by the Compensation Committee.

     The Compensation Committee periodically conducts reviews of the Company's executive compensation program. The last full review was completed in August 1994 and was supplemented in December 1995,

February 1996, and August 1997. These reviews included reports from independent compensation consultants assessing the effectiveness of the Company's compensation program and comparing the Company's executive compensation to peer groups of public corporations recommended by the consultants. Prior to 1997, the Company's compensation program was compared to a compensation peer group recommended by the consultant in 1992 based on comparable total shareholder return and revenues. Revenues of these companies ranged from approximately $800 million to $7 billion. For 1997 a different peer group of 33 companies having revenues of $1.1 billion to $4.8 billion with a median of $2.2 billion was used for comparison purposes. These peer groups were smaller than the peer group used for the performance graph. In making comparisons, the primary consideration was the competitiveness of the Company's annual and long term components of compensation.

     The Compensation Committee reviews the selection of peer companies used for compensation analysis and believes these groups were suitable for comparison purposes. The compensation reviews permit an ongoing evaluation of the link between the Company's performance and its executive compensation as compared to the compensation programs of other similarly positioned companies.

Compensation Program

     The Company's compensation program reflects a weighting of annual base salary and bonuses (the Annual Component) and equity-based incentives (the Long-Term Component). Annual bonuses are weighted toward the achievement of specific corporate financial targets, but individual performance is also considered. To reflect longer term objectives, the program also includes strategic equity-based components based on increases in shareholder value which provide incentives to motivate executive behavior over the long term.

     (1) Annual Component: Base Salary and Annual Bonus

     Base Salary: Base salaries for executive officers are determined with reference to a salary grade level for each job. These levels are determined by evaluating the responsibilities of each position and comparing it with other comparable executive officer positions in the marketplace. In recent years, salary adjustments for executive officers generally have been made in fifteen month intervals under the Company's compensation policy. The amount of adjustment is determined by the Compensation Committee for all executive officers other than the Chief Executive Officer and President, upon recommendation by the Chief Executive officer, within specified limits adopted for all Company associates, based on an evaluation of personal performance. The base salaries of the named executive officers generally are at or less than the midpoint of comparable positions at those companies within the compensation peer group. Increases in base salary for the named executive officers in 1997 were based on subjective evaluations of individual performance as well as the need to maintain salaries at, or move salaries closer to, the midpoint of comparable positions at the peer group companies.

     Annual Bonus: Executive bonuses in 1997 were earned pursuant to the Company's Achievement Incentive Plan (the AIP). The AIP links compensation to the performance of the Company. Under this plan, a bonus pool is established based on achievement of return on assets employed for each of the Company's divisions and subsidiaries relative to a targeted return. In addition, the bonus pool may be increased based on improvement in return on assets employed over the previous year. A bonus pool based on the combined achievement of the Company's divisions and subsidiaries is established for corporate executives. For 1997, 69.5% of the corporate bonus pool was based on achievement of targeted return on assets employed and the balance was based on improvement in return on assets employed over the previous year. Key executives of the Company receive discretionary bonuses from this pool based on individual performance. In addition to the AIP, Mr. Elisha's bonus for 1997 includes a supplement which is described below under the caption "CEO Compensation." The maximum bonuses range from 50% to 150% of annual base salary depending on the executives' salary grades.

     (2) Long-Term Component

     To align shareholders' and executive officers' interests, the Company's compensation program includes long-term compensation in the form of performance unit awards and stock options. The value of these awards is related to the value of Company common shares. These awards are made under the Company's Incentive Stock Plan.

     Performance units are granted in three-year cycles. If the value of the units earned by all participants is less than $500,000, then the amount earned is paid in cash; otherwise one-half of any units earned are paid in cash based on the higher of the fair market value, as defined in the Incentive Stock Plan, of the Class A Common Stock on (i) the first day of the performance cycle or
(ii) the last day of the performance cycle and the other one-half is credited as deferred stock, which is subject to an additional two-year vesting period. To determine the number of units earned, performance is measured by ranking the Company's total shareholder return over the three-year cycle within the total shareholder returns of the companies included in the Standard & Poor's 500 Index. No payment is made for performance below the 30th percentile of the S&P 500 group, and the maximum payment is made at the 90th percentile. The Company's total shareholder return for the three-year period ending in 1997 did not reach the 30th percentile, and no payment was made for that cycle.

     As a result of a review of the long-term compensation component of the compensation peer group which revealed that the value of the long-term incentive compensation of the Company's executive officers was generally below the median of the compensation peer group, a program of option grants was established in 1993 in addition to grants of performance units. The option grants in 1997 were made pursuant to this program.

CEO Compensation

     Under the Compensation Committee's policy regarding CEO compensation, over one-half of Mr. Elisha's compensation opportunity was at risk based on the Company's performance and the Committee's evaluation of his performance. In reviewing Mr. Elisha's total compensation, the Compensation Committee, along with the rest of the outside directors, reviewed and considered Mr. Elisha's performance, his achievements in prior years and his accomplishment of specific goals established by him in consultation with the outside directors. In addition, with respect to the Long-Term Component of the compensation program, the Compensation Committee granted performance unit awards and stock options in 1997 to Mr. Elisha under the Incentive Stock Plan as disclosed in the tables on pages 9 and 10.

     Mr. Elisha's salary rate was increased in October 1997 to an amount believed to be slightly above the estimated median level for chief executive officers of companies in the compensation peer group. In granting this increase, the Committee reviewed and considered, without assigning any relative weighting, successful continuation of major cost reduction programs, integration of acquisitions, introduction of new products, and continuing improvements in business systems.

     The Committee's decision relating to Mr. Elisha's AIP bonus for 1997 was based primarily on the Company's achievements in 1997 relative to the performance criteria set forth in the AIP, which is described on page 13, but the Committee also considered, without assigning any relative weighting, the Company's achievement under Mr. Elisha's leadership of record sales in 1997, the strengthening of the Company's home furnishings segment through improved coordination in market-focused use of the Company's assets and human resources, continuing the relocation of many of the Company's marketing functions to be more closely aligned with manufacturing, continued advances in the development and effectiveness of information systems, and continued enhancement of the Company's brand and marketing effectiveness. In addition, a supplemental bonus of $480,000 was paid to Mr. Elisha for 1997 in recognition of his outstanding service and accomplishments.

     In addition to leading the Company through a successful year, Mr. Elisha continued to strengthen the confidence, trust, and commitment of the Company's associates. Under his leadership, the Springs of Achievement program continues to serve as a framework for operating the business and dealing with all of its constituencies. Mr. Elisha has aggressively positioned the Company and its culture for continued success in the future through strategic acquisitions, hiring key personnel, and establishing a long-term strategic focus.

     The Compensation Committee has concluded that Mr. Elisha's performance warrants the compensation for 1997 as reflected in the Summary Compensation Table on page 7.

     Mrs. Bowles' salary rate was increased in March 1997 and October 1997 to reflect her broader responsibilities as President and Chief Operating Officer and her low base compensation relative to the median of her peer group. Her salary was increased again in January 1998 to reflect her assumption of the duties of Chief Executive Officer.

     The Compensation Committee has considered the limitations on deductibility of certain compensation under Section 162(m) of the Internal Revenue Code. The Compensation Committee's current policy is to assure that all compensation is deductible under Section 162(m) when paid.

               Management Compensation and Organization Committee

                                C. W. Coker, Chairman
                                J. F. Akers
                                J. L. Clendenin
                                R. B. Smith
                                S. H. Smith, Jr.

EMPLOYMENT AND RETIREMENT AGREEMENTS

     Mr. Elisha was employed pursuant to an employment agreement which expired on March 31, 1990. Certain death benefits provided under the agreement and a non-competition provision survive the termination of this agreement, except that the death benefits terminate upon retirement. In addition, Mr. Elisha has entered into a new agreement under which he has agreed to be available to render advisory services as may be requested by the Board of Directors for a period of five years following his retirement, and he has agreed not to compete with the Company during the term of the new agreement. The Company will provide Mr. Elisha administrative support and office facilities in connection with such services. In addition, following his retirement, the Company will provide Mr. Elisha with the right to use certain private aircraft at a cost to the Company not to exceed a total of $150,000.

PERFORMANCE GRAPH

Comparative Five-Year Total Returns*
Springs Industries, Inc., S&P 500, Peer Group

       Measurement Period          Springs Industries-
      (Fiscal Year Covered)             Class A -         S&P 500 Index       Peer Group
Dec 92                                            100                 100                100
Dec 93                                         107.85              110.08             105.54
Dec 94                                         109.47              111.53              99.69
Dec 95                                         126.44              153.45             109.28
Dec 96                                         135.23              188.68             108.42
Dec 97                                         167.87              251.63             141.04

     Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in the Company's Class A Common Stock, S&P 500, and Peer Group.
---------------
* Cumulative total return assumes reinvestment of dividends.

     The peer group is composed of those fifty S&P 500 companies with market capitalizations closest to the Company's as of the beginning of the Company's 1997 fiscal year, which the Compensation Committee believes is the most representative group for purposes of comparing the Company's shareholders' return. The Compensation Committee believes a representative group of reporting companies cannot be identified in the same industry or lines of business as the Company and that published industry indexes are not representative of the Company and its lines of business. See Exhibit A for a list of companies in the Peer Group and for a list of companies in last year's Peer Group which are not included in this year's Peer Group.

DIRECTORS' COMPENSATION

     Directors who are not employees of the Company (Outside Directors) receive an annual cash retainer of $18,000 and, as described below, restricted shares of the Company's Class A Common Stock under the Company's Restricted Stock Plan for Outside Directors (the Directors' Restricted Stock Plan). In addition, each Outside Director receives a fee of $2,500 for attendance at each special meeting of the Board and $1,000 for each special meeting conducted by telephone. Chairmen of Board Committees each receive an additional annual fee of $1,000.

     Under the terms of the Directors' Restricted Stock Plan, each Outside Director receives an annual grant of shares of Class A Common Stock (Restricted Shares) as of the day before each annual meeting of shareholders having a market value equal to the annual cash retainer fee earned by the director for the preceding year, subject to forfeiture and to the restrictions described below, without payment of any consideration.

     The Restricted Shares are issued each year effective as of the day immediately preceding the annual meeting of shareholders of the Company. The market value of the Restricted Shares is based on an average market price of the Class A Common Stock during the ten trading-day period ending on that day. Restricted Shares issued under the Plan may be either authorized and unissued shares of Class A Common Stock or previously issued shares reacquired by the Company.

     During the restriction period provided under the Plan (the Restriction Period), the Outside Director has the right to vote the Restricted Shares and to receive and retain all regular cash dividends which are paid or distributed on the Class A Common Stock, and to exercise all other rights as a holder of Class A Common Stock. Prior to the end of the Restriction Period, however, the Outside Director may not sell, transfer or otherwise dispose of the Restricted Shares and the Company retains custody of the certificates representing the Restricted Shares and all distributions other than regular cash dividends.

     The Restriction Period ends, and all Restricted Shares granted to an Outside Director become vested, upon the termination of the Outside Director's service on the Board on account of (i) retirement in compliance with the Board's mandatory retirement policy; (ii) failure to be reelected; or (iii) death or disability. In addition, the Restriction Period may end with the approval of the Board on a case-by-case basis if an Outside Director terminates his or her service as a member of the Board (i) for reasons of personal or financial hardship; (ii) to serve in any governmental, diplomatic or any other public service position or capacity; (iii) to avoid or protect against a conflict of interest; (iv) on the advice of legal counsel; or (v) as a result of any other extraordinary circumstances that the Board determines to be comparable to the foregoing.

     Upon the completion of the Restriction Period, all Restricted Shares granted to an Outside Director and any distributions thereon retained by the Company during the Restriction Period become vested. If an Outside Director leaves the Board for any reason other than as set forth above, then all Restricted Shares issued to such Outside Director would be forfeited to the Company.

     An Outside Director may elect deferral of compensation under the Company's Deferred Compensation Plan for Outside Directors. Under this plan, an account for an Outside Director who elects deferral is credited with units equal to the number of shares of Class A Common Stock which could have been purchased with the amount deferred. Credits representing dividends are made each quarter to the Director's related dividend account in the amount of dividends paid on an equal number of shares of the Company's Class A Common Stock. Further credits to the dividend account are made quarterly for interest at the prime rate. After termination of services, each Director who has deferred compensation receives over a selected period a number of shares of Class A Common Stock equal to the number of units in his deferred account and cash from his related dividend account. In lieu of distributing Class A Common Stock, the Company may distribute cash payments based on the value at distribution of the number of shares which would have been distributed. Outside Directors may also elect to have deferred compensation credited to a measuring fund account or interest account. The measuring fund consists of a managed portfolio of investments that are assets of the Company and is adjusted quarterly for income and appreciation or depreciation. The interest account is credited quarterly with interest at the prime rate.

     Prior to May 1, 1986, each Outside Director had the opportunity to elect deferral under the Outside Directors COLI Deferred Compensation Plan of up to $18,000 per year of compensation to be earned during the four-year period ending April 30, 1990. Upon death or retirement from the Board, a Director or his beneficiary will be entitled to payments based upon the amount of compensation which has been deferred and the period of deferral. Subject to certain conditions, a participant's deferred compensation account is credited with interest at an annualized rate equal to Moody's Seasoned Corporate Bond Yield Index, plus 2% to age 55 and plus 4% thereafter. If a Director dies before any distribution of his benefits has commenced, his beneficiary may receive a specified death benefit or the participant's accumulated account balance, whichever is greater. The Company has purchased life insurance policies to fund its obligations under the COLI Plan. Four Directors participate in the Plan.

     Credits under the COLI Plan and the Deferred Compensation Plan are only contractual obligations of the Company and create no rights superior to other unsecured, general creditors.

     During 1997, Mr. Papone provided consulting services to the Company for which he was paid $59,000. These services included meetings and consultations with the Company's Market Strategy Group regarding consumer advertising and contacts with the Company's primary advertising agency. In addition, Mr. Papone reviewed certain of the Company's printed and television advertising programs and consumer packaging. Mr. Papone will provide similar services in 1998 and has been paid a retainer of $50,000. The retainer may be adjusted depending on the extent of consulting services provided in 1998.

RATIFICATION OF APPOINTMENT
OF PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee of the Board of Directors, the Board has appointed Deloitte & Touche LLP (Deloitte) as independent certified public accountants for the Company to audit the consolidated financial statements of the Company and its subsidiaries for the 1998 fiscal year.

     Deloitte has acted for the Company in this capacity since 1940. Its representatives will attend the Meeting, will be given the opportunity to make a statement if they desire, and will respond to questions directed to them relating to their audit or to the Company's financial statements.

     The Company's Board of Directors recommends ratification of the appointment of Deloitte as independent certified public accountants for the Company to audit the consolidated financial statements of the Company and its subsidiaries for the 1998 fiscal year. If a majority of the votes cast at the Meeting, in person or by proxy, should not approve such appointment, the Audit Committee and the Board of Directors of the Company will reconsider the appointment of independent certified public accountants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AS OF FEBRUARY 12, 1998:

                                        CLASS A              CLASS B       PERCENT OF
NAME                             COMMON STOCK(1)(2)(3)     COMMON STOCK     CLASS B
----                             ----------------------    ------------    ----------
DIRECTORS & NOMINEES
J. F. Akers....................           2,457
C. C. Bowles...................           4,072(7)           135,600(4)       1.9%
J. L. Clendenin................           2,893
L. S. Close....................           2,693               74,605(4)       1.0
C. W. Coker....................           4,193
W. Y. Elisha...................          17,959(5)(7)         40,201          0.5
J. H. McArthur.................           2,693
A. Papone......................           2,807
D. S. Perkins..................          22,815(6)
R. B. Smith....................           2,007
S. H. Smith....................           2,877
S. Turley......................           3,693
EXECUTIVE OFFICERS
S. P. Kelbley..................          27,868(7)
R. W. Moser....................          34,797(7)
T. P. O'Connor.................          30,775(7)
All Directors, Nominees and
  Executive Officers as a
  Group........................         236,421(7)           250,416          3.4%

---------------

(1) Each of the persons named holds less than 1% of the Class A Common Stock. All Directors, Nominees, and Executive Officers as a Group hold 1.9% of the Class A Common Stock.

(2) Includes shares held under the Outside Directors' Restricted Stock Plan as follows: Mr. Akers, 1,457; Mrs. Bowles, 487; Messrs. Clendenin, Close, Coker, McArthur, and Turley, 2,693 each; Mr. Papone and Ms. Smith, 1,807 each; Mr. Smith, 2,377; and Mr. Perkins, 603. The directors have sole voting power as to these shares but do not have investment power until lapse of restrictions on the restricted shares.

(3) Includes shares held in the Springs of Achievement Partnership Plan as follows: Mrs. Bowles, 285; Mr. Elisha, 459; Mr. Kelbley, 456; and Mr. O'Connor, 451. These persons have sole voting and investment power as to these shares.

(4) See text under the caption "Close Family Ownership" on page 20 for additional information about ownership of Class B Common Stock.

(5) Does not include 30,000 shares of Class A Common Stock held by a trust for the benefit of Mr. Elisha's children and grandchildren of which Mr. Elisha was the settlor. Mr. Elisha disclaims beneficial ownership of these shares.

(6) Mr. Perkins holds shared voting power as to 18,800 of these shares as a trustee of the Putnam Funds.

(7) Includes beneficial ownership of Class A Common Stock that may be acquired within 60 days pursuant to stock options awarded under the Incentive Stock Plan as follows: for Mrs. Bowles, 3,000; Mr. Elisha, 7,500; Mr. Kelbley, 27,000; Mr. Moser, 27,000; and Mr. O'Connor, 27,000.

Close Family Ownership

     Mrs. Anne Springs Close and members of her family, including Mrs. Crandall
C. Bowles and Mr. Leroy S. Close, (collectively the Close Family) and certain related entities, own as of February 12, 1998, a total of 7,224,598 shares (99.4%) of the Company's Class B Common Stock and 143,138 shares (1.2%) of the Class A Common Stock as shown in the following table and accompanying notes:

                                             CLASS A         CLASS B       PERCENTAGE
NAME(1)                                    COMMON STOCK    COMMON STOCK    OF CLASS B
-------                                    ------------    ------------    ----------
Anne Springs Close.......................     67,964(2)
Crandall C. Bowles.......................      3,772          135,600          1.9%
Leroy S. Close...........................      2,693           74,605          1.0
Close Family Trusts......................                   5,020,158(3)      69.0
The Springs Company......................                   1,401,930(4)      19.3
Central Reassurance Corporation..........                     175,000(5)       2.4
Close Foundation(6)......................      2,100

---------------

(1) The address for the named parties is P.O. Drawer 460, Lancaster, South Carolina 29721.

(2) 0.6 percent of Class A Common Stock.

(3) These shares are held in different trusts by Mrs. Close, and by certain children of Mrs. Close, as trustees for the children of Mrs. Close. While Mrs. Close, Mrs. Bowles, and Mr. Close each disclaim beneficial ownership of these shares, they have shared voting and dispositive power with respect to 4,115,156, 2,655,610, and 1,849,743 of these shares, respectively.

(4) In addition to these shares, The Springs Company holds 417,305 shares (5.7%) of the Class B shares and 66,609 shares (0.5%) of the Class A shares as the trustee of management trusts for certain members of the Close Family. All outstanding shares of The Springs Company are owned by trusts for the benefit of certain members of the Close Family. Mrs. Close, and Mr. Close are directors of The Springs Company.

(5) All outstanding shares of Central Reassurance Corporation are owned by trusts for the benefit of certain members of the Close Family.

(6) The Close Foundation is a nonprofit foundation established by the Close Family.

Other Principal Holders of Common Stock

                                                                                             PERCENTAGE
             CLASS                             NAME & ADDRESS                    AMOUNT       OF CLASS
-------------------------------  -------------------------------------------    ---------    ----------
Class A Common                   Morgan Stanley, Dean Witter, Discover & Co.    1,443,393(1)    11.8%
                                 Miller Anderson & Sherrard LLP
                                 MAS Funds Value Portfolio
                                 One Tower Bridge
                                 West Conshohocken, PA 19428-2899

---------------

(1) Based on a Schedule 13G filed jointly on February 13, 1998, by Morgan Stanley, Dean Witter, Discover & Co., Miller Anderson & Sherrard LLP, and MAS Funds Value Portfolio, the filing entities have sole voting and dispositive power as to none of these shares and shared voting power as to 1,252,364 of these shares (10.2% of the Class) and shared dispositive power as to 1,443,393 of these shares (11.8% of the Class). Based on this filing, Morgan Stanley is the beneficial owner of 1,443,393 of these shares (11.8% of the Class), Miller Anderson is the beneficial owner of 1,309,200 of these shares (10.7% of the Class), and MAS Funds Value Portfolio is the beneficial owner of 645,018 of these shares (5.3% of the Class).

TRANSACTIONS WITH CERTAIN PERSONS

     For many years the Company has transacted business with certain companies that are controlled by members of the Close Family. Mrs. Bowles and Mr. Close are affiliated with these companies. The amounts paid or received by the Company for these transactions are set forth below.

     The Company paid The Springs Company and certain of its affiliates $46,595 for rent, railroad track maintenance, and miscellaneous goods and services in 1997.

     Kanawha Insurance Company writes certain group insurance policies for the Company and provides administrative services under certain of the Company's self-funded medical benefit programs. Premiums paid to Kanawha for the group policies totaled approximately $2.65 million in 1997. The Company also paid Kanawha approximately $1.51 million in 1997 for administrative services under certain of the Company's medical benefit programs.

     In the opinion of the Company's management, the services, property, and facilities described in the foregoing paragraphs, which have been reviewed by the Audit Committee, have been obtained by the Company on terms as favorable as those available from unaffiliated parties.

     Charges by the Company for services in 1997 to affiliates or related interests (excluding charges to charitable organizations for materials and services related to their local charitable and educational programs, and excluding materials and services acquired from outside sources for the benefit of related entities for which the Company received full reimbursement) were approximately $54,058 to The Springs Company, its affiliated or related entities, and to the Close family. These services consisted primarily of recordkeeping, administrative, maintenance, and courier services.

     The Company, as a service to its employees and pursuant to individual authorization, provides at no charge a payroll deduction program for payment of premiums on individual insurance policies purchased directly from Kanawha Insurance Company.

     In 1987 the Company entered into a 50-year agreement with Springland, Inc., a wholly-owned subsidiary of The Springs Company, to lease the Founder's House in Fort Mill, South Carolina, which is listed in the National

Register of Historic Structures. The Company uses the Founder's House to provide quarters for visiting directors, associates, and guests of the Company. The Founder's House is also used for meetings by the Company.

     The Company is obligated to pay rent of $1 per year under the lease and to pay for all utilities, insurance, maintenance, and taxes on the Founder's House. Springland has the right to terminate the lease upon six months' notice after the year 2019. If Springland elects to terminate the lease, it must pay the Company the unamortized book value of improvements made by the Company computed on a straight line amortization basis over a forty-year useful life.

OTHER MATTERS

     The minutes of the Annual Meeting of Shareholders held April 21, 1997, will be presented at the Meeting, but it is not intended that action taken under the proxy will constitute approval of matters referred to in such minutes.

     The Company's management is not aware of any other matters to be presented at the Meeting. If other matters should arise, however, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the proxy.

ANNUAL REPORT AND FORM 10-K

     The Annual Report to Shareholders, including financial statements of the Company for the fiscal year ended January 3, 1998, is included with these proxy materials. The Annual Report is not a part of the proxy soliciting material.

     A copy of the Company's annual report on Form 10-K to the Securities and Exchange Commission may be obtained by shareholders without charge by writing:
Springs Industries, Inc., P. O. Box 70, Fort Mill, South Carolina 29716,
Attention: Secretary.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       C. POWERS DORSETT
                                       Senior Vice President -- General Counsel
                                       & Secretary

                                                                   March 6, 1998

                                                                       EXHIBIT A

                              PEER GROUP COMPANIES

Aeroquip-Vickers, Inc.
Alberto-Culver Company
Armco Inc.
Asarco Incorporated
Autodesk, Inc.
Ball Corporation
C.R. Bard, Inc.
Battle Mountain Gold Company
Boise Cascade Corporation
Briggs & Stratton Corporation
Caliber System, Inc.
Centex Corporation
Charming Shoppes, Inc.
Cincinnati Milacron Inc.
Cooper Tire & Rubber Company
Adolph Coors Company
Crane Co.
Darden Restaurants, Inc.
Data General Corporation
Eastern Enterprises
Echo Bay Mines Ltd.
EG&G, Inc.
Fleetwood Enterprises, Inc.
Foster Wheeler Corporation
The Great Atlantic & Pacific Tea
  Company, Inc.
John H. Harland Company
Helmerich & Payne, Inc.
Inland Steel Industries, Inc.
Jostens, Inc.
Kaufman and Broad Home
  Corporation
King World Productions, Inc.
Longs Drug Stores Corporation
McDermott International, Inc.
Meredith Corporation
Nacco Industries, Inc.
Navistar International Corporation
Niagara Mohawk Power Corporation
Oneok, Inc.
Peoples Energy Corporation
Potlatch Corporation
Pulte Corporation
Russell Corporation
Safety-Kleen Corp.
Scientific-Atlanta, Inc.
Shared Medical Systems Corporation
Stone Container Corporation
Tektronix, Inc.
Unisys Corporation
US Airways Group, Inc.
Worthington Industries, Inc.

 COMPANIES IN LAST YEAR'S PEER GROUP THAT ARE NOT INCLUDED IN THE CURRENT PEER
                                     GROUP

Bethlehem Steep Corp.
Beverly Enterprises
Fleming Companies Inc.
Giddings & Lewis Inc.
Intergraph Corp.
Santa Fe Energy Resources
Stride Rite Corp.
Timken Co.
US Life Corp.

                                                                     APPENDIX B

/X/    PLEASE MARK VOTES AS IN                                                                         With-     For All
       THIS EXAMPLE                                                                              For    hold      Except

                                                         1. ELECTION OF DIRECTORS.               / /    / /         / /

                                                            JOHN F. AKERS, CRANDALL C. BOWLES,
                                                            JOHN L. CLENDENIN, LEROY S. CLOSE,
               ----------------------------                 CHARLES W. COKER, JOHN H.
                 SPRINGS INDUSTRIES, INC.                   MCARTHUR, ALDO PAPONE, DONALD S.
               ----------------------------                 PERKINS, ROBIN B. SMITH, SHERWOOD
                   CLASS A COMMON STOCK                     H. SMITH, JR., AND STEWART TURLEY

                                                            NOTE:  If you do not wish your
                                                            shares voted "FOR" a particular
                                                            nominee, mark the "FOR ALL EXCEPT"
                                                            box and strike a line through that
                                                            nominee's name.  Your shares shall
                                                            be voted for the remaining
                                                            nominees.



                                                                                                 For   Against   Abstain
                                                         2. RATIFICATION OF THE APPOINTMENT OF   / /     / /        / /
                                                            DELOITTE & TOUCHE LLP AS
                                                            INDEPENDENT AUDITORS.

       RECORD DATE SHARES:
                           -------------------
       Name of Shareholder
       Address
       City/State/Zip

       Please be sure to sign and date
       this Proxy.                       Date
                                              ------------

                                                            Mark box at right if comments or address change
                                                            have been noted on the reverse side of this card.      / /
       ---------------------------------------------------
       Shareholder sign here            Co-owner sign here

DETACH CARD
                            SPRINGS INDUSTRIES, INC.
Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot regarding our Annual Meeting of Shareholders.

Your vote counts, and you are encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, April 20, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely yours,

Springs Industries, Inc.

CLASS A COMMON                                                    CLASS A COMMON
                            SPRINGS INDUSTRIES, INC.
                             205 NORTH WHITE STREET
                             FORT MILL, SC   29715

                      SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 20, 1998

The undersigned hereby appoints as Proxies Crandall C. Bowles and Charles W. Coker, with the power of substitution to each, and hereby authorizes each to represent and to vote, as designated on the reverse side, all shares of Class A common stock of Springs Industries, Inc. (the "Company") held of record by the undersigned on March 2, 1998, at the Annual Meeting of Shareholders to be held on April 20, 1998, and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?


---------------------------                -------------------------


---------------------------                -------------------------


---------------------------                -------------------------

                                                                      APPENDIX C

/X/    PLEASE MARK VOTES AS IN                                                                         With-     For All
       THIS EXAMPLE                                                                              For    hold      Except

                                                         1. ELECTION OF DIRECTORS.               / /    / /         / /

                                                            JOHN F. AKERS, CRANDALL C. BOWLES,
                                                            JOHN L. CLENDENIN, LEROY S. CLOSE,
               ----------------------------                 CHARLES W. COKER, JOHN H.
                 SPRINGS INDUSTRIES, INC.                   MCARTHUR, ALDO PAPONE, DONALD S.
               ----------------------------                 PERKINS, ROBIN B. SMITH, SHERWOOD
                   CLASS B COMMON STOCK                     H. SMITH, JR., AND STEWART TURLEY

                                                            NOTE:  If you do not wish your
                                                            shares voted "FOR" a particular
                                                            nominee, mark the "FOR ALL EXCEPT"
                                                            box and strike a line through that
                                                            nominee's name.  Your shares shall
                                                            be voted for the remaining
                                                            nominees.



                                                                                                 For   Against   Abstain
                                                         2. RATIFICATION OF THE APPOINTMENT OF   / /     / /        / /
                                                            DELOITTE & TOUCHE LLP AS
                                                            INDEPENDENT AUDITORS.

       RECORD DATE SHARES:
                           -------------------
       Name of Shareholder
       Address
       City/State/Zip

       Please be sure to sign and date
       this Proxy.                        Date
                                              ------------

                                                            Mark box at right if comments or address change
                                                            have been noted on the reverse side of this card.      / /
       ---------------------------------------------------
       Shareholder sign here            Co-owner sign here

DETACH CARD
                            SPRINGS INDUSTRIES, INC.
Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot regarding our Annual Meeting of Shareholders.

Your vote counts, and you are encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, April 20, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely yours,

Springs Industries, Inc.

CLASS B COMMON                                                    CLASS B COMMON
                            SPRINGS INDUSTRIES, INC.
                             205 NORTH WHITE STREET
                             FORT MILL, SC   29715

                      SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 20, 1998

The undersigned hereby appoints as Proxies Crandall C. Bowles and Charles W. Coker, with the power of substitution to each, and hereby authorizes each to represent and to vote, as designated on the reverse side, all shares of Class B common stock of Springs Industries, Inc. (the "Company") held of record by the undersigned on March 2, 1998, at the Annual Meeting of Shareholders to be held on April 20, 1998, and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?



-------------------------                  --------------------------


-------------------------                  --------------------------


-------------------------                  --------------------------

                                                                      APPENDIX D

/X/    PLEASE MARK VOTES AS IN                                                                         With-     For All
       THIS EXAMPLE                                                                              For    hold      Except

                                                         1. ELECTION OF DIRECTORS.               / /    / /         / /

                                                            JOHN F. AKERS, CRANDALL C. BOWLES,
               ----------------------------                 JOHN L. CLENDENIN, LEROY S. CLOSE,
                 SPRINGS INDUSTRIES, INC.                   CHARLES W. COKER, JOHN H.
               ----------------------------                 MCARTHUR, ALDO PAPONE, DONALD S.
          SPRINGS OF ACHIEVEMENT PARTNERSHIP PLAN           PERKINS, ROBIN B. SMITH, SHERWOOD
                   CLASS A COMMON STOCK                     H. SMITH, JR., AND STEWART TURLEY

                                                            NOTE:  If you do not wish your
                                                            shares voted "FOR" a particular
                                                            nominee, mark the "FOR ALL EXCEPT"
                                                            box and strike a line through that
                                                            nominee's name.  Your shares shall
                                                            be voted for the remaining
                                                            nominees.



                                                                                                 For   Against   Abstain
                                                         2. RATIFICATION OF THE APPOINTMENT OF   / /     / /        / /
                                                            DELOITTE & TOUCHE LLP AS
                                                            INDEPENDENT AUDITORS.

       RECORD DATE SHARES:
                           -------------------
       Name of Shareholder
       Address
       City/State/Zip

       Please be sure to sign and date
       this Proxy.                        Date
                                              ------------

                                                            Mark box at right if comments or address change
                                                            have been noted on the reverse side of this card.      / /
       ---------------------------------------------------
       Shareholder sign here            Co-owner sign here

DETACH CARD
                            SPRINGS INDUSTRIES, INC.
Dear Shareholder:

Please take note of the important information enclosed with this Voting Instruction Card regarding our Annual Meeting of Shareholders.

Your vote counts, and you are encouraged to exercise your right to vote your shares.

Please mark the boxes on the card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, April 20, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely yours,

Springs Industries, Inc.

SPRINGS OF ACHIEVEMENT                                    SPRINGS OF ACHIEVEMENT
PARTNERSHIP PLAN                                                PARTNERSHIP PLAN
CLASS A COMMON                                                    CLASS A COMMON

                            SPRINGS INDUSTRIES, INC.
                             205 NORTH WHITE STREET
                             FORT MILL, SC   29715

                      SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 20, 1998

The undersigned hereby directs Bankers Trust Company, or its proxy, to vote, as designated on the reverse side of this card, shares of Springs Class A common stock allocated to my account under the Springs of Achievement Partnership Plan at the Annual Meeting of Shareholders to be held on April 20, 1998, and any adjournments thereof, and in its discretion to vote upon any other matters that properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

HAS YOUR ADDRESS CHANGED?                          DO YOU HAVE ANY COMMENTS?



---------------------------------                  --------------------------


---------------------------------                  --------------------------


---------------------------------                  --------------------------